4: Goodwin Procter LLP Counsellors at Law Exchange Place Boston

Goodwin Procter LLP
Counsellors at Law
Exchange Place
Boston, MA 02109
T: 617.570.1000
F: 617.523.1231

March 4, 2002
Gables Residential Trust
2859 Paces Ferry Road
Overlook III, Suite 1450
Atlanta, GA 30339

Re: Registration Statement on Form S-8

Ladies and Gentlemen :

       This opinion is delivered in our capacity as counsel to Gables Residential
Trust, a Maryland real estate investment trust (the "Registrant"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a
Registration Statement on Form S-8 (the "Registration Statement") relating to the registration of 70,836 common shares of beneficial interest, par value $.01 per share (the "Registered Shares"), which the Registrant may issue pursuant to certain restricted share award agreements (the "Restricted Share Award
Agreements").

       As counsel for the Registrant, we have examined the Registrant's Amended and Restated Declaration of Trust, as amended to date, the Registrant's Second
Amended and Restated Bylaws, as amended to date, a copy of a form of Restricted
Share Award Agreement, and such records, certificates and other documents of the
Registrant as we have deemed necessary or appropriate for the purposes of this opinion.

       We are attorneys admitted to practice in The Commonwealth of Massachusetts.
We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, The Commonwealth of Massachusetts and the
Maryland General Corporation Law.

       Based on the foregoing, we are of the opinion that upon the issuance and delivery of the Registered Shares against payment therefor in accordance with the terms of the Restricted Share Award Agreements, the Registered Shares will be legally issued, fully paid and non- assessable common shares of beneficial interest of the Registrant.

       The foregoing assumes all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities. We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP